Exhibit 1
AGREEMENT
JOINT FILING OF SCHEDULE 13D
The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning others, except to the extent that it knows or has reason to believe that such information is inaccurate. This agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the 11th day of May, 2011.

ONEX ARMENCO GAMING I LP
By:	Trilliant Gaming Nevada Inc.,
its general partner

By:	/s/ Alex Yemenidjian
Name:	Alex Yemenidjian
Title:	Director

By:	/s/ Timothy Duncanson
Name:	Timothy Duncanson
Title:	Director

ONEX ARMENCO GAMING X LP
By:	Trilliant Gaming Nevada Inc.,
its general partner

By:	/s/ Alex Yemenidjian
Name:	Alex Yemenidjian
Title:	Director

By:	/s/ Timothy Duncanson
Name:	Timothy Duncanson
Title:	Director

TRILLIANT GAMING NEVADA INC.
By:	/s/ Alex Yemenidjian
Name:	Alex Yemenidjian
Title:	Director

By:	/s/ Timothy Duncanson
Name:	Timothy Duncanson
Title:	Director

GERALD W. SCHWARTZ
By:	/s/ Donald W. Lewtas
Name:	Donald W. Lewtas
Title:	Authorized Signatory for Gerald W. Schwartz

/s/ Timothy Duncanson
Timothy Duncanson

/s/ Alex Yemenidjian
Alex Yemenidjian